UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 27, 2013 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-997-7775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosures under Item 2.03 of this current report are also responsive to Item 1.01 of this report and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 27, 2013, Banyan Rail Services Inc., a Delaware corporation (“Banyan”), entered into a settlement stipulation (the “Settlement”) with Fifth Third Bank, a national banking association (“Fifth Third”), in connection with the action filed on February 7, 2013 by Fifth Third against Banyan as the guarantor of loans to The Wood Energy Group, Inc., as reported on Form 8-K filed with the Securities and Exchange Commission on February 12, 2013. Pursuant to the Settlement, Banyan agreed to pay Fifth Third $200,000 by September 26, 2013 and Fifth Third has agreed to release Banyan and its officers and directors in connection with the guaranty and litigation effective upon receipt of the payment.

The foregoing description of the Settlement is not complete and is qualified in its entirety by reference to the full and complete terms of the Settlement, which is attached to this current report as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc. By: /s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary
Dated July 3, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Stipulation, dated as of June 27, 2013, by and between Banyan Rail Services Inc. and Fifth Third Bank